UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2011

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

001-34960	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of Principal Executive Offices)		(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
Signature
Index to Exhibits
Press release, dated March 31, 2011

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2011, General Motors Holdings LLC (“GM Holdings”), a wholly-owned direct subsidiary of General Motors Company (“GM”), entered into an agreement with Delphi Automotive LLP (“Delphi”) to sell 1,750,000 Class A Membership Interests in Delphi (the “Transferred Membership Interests”) back to Delphi for $3,791,400,000 in cash (the “Transaction”). The closing of the Transaction also occurred on March 31, 2011.

The Transferred Membership Interests represented 100% of GM’s direct or indirect equity interests in Delphi and 100% of Delphi’s Class A Membership Interests issued and outstanding. The Transaction also terminated any direct or indirect obligation of GM to loan Delphi up to $500 million under a term loan facility established in October 2009 when Delphi was created and the Transferred Membership Interests were issued. Delphi had not borrowed under this loan facility. A press release announcing the sale of the Transferred Membership Interests is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

GM expects to record a gain of approximately $1.6 billion in the first quarter of 2011. The proceeds will improve GM’s liquidity and be used for general corporate purposes.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

Exhibits	Description	Method of Filing

99.1	Press release, dated March 31, 2011.	Attached as Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)
Dated: April 6, 2011

	By:	/s/ Nick S. Cyprus
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer

EXHIBITS

Exhibits	Description	Method of Filing

99.1	Press release, dated March 31, 2011.	Attached as Exhibit